Exhibit 10.21

THE HABIT RESTAURANTS, INC.

2014 OMNIBUS INCENTIVE PLAN

Non-Employee Director

Restricted Equity Award

This award evidences the grant of Restricted Stock Units (the “Award”) by The Habit Restaurants, Inc., a Delaware corporation (the “Company”) on [               ] (the “Date of Grant”) to [               ] (the “Grantee”) pursuant to and subject to the terms of the Company’s 2014 Omnibus Incentive Plan (as from time to time in effect, the “Plan”).

1.Grant of Restricted Stock Units.  The Award gives the Grantee the conditional right to receive, without payment but subject to the conditions and limitations set forth herein and in the Plan, [              ] shares of Stock, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the Date of Grant.

2.Nontransferability.  The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as permitted by the Plan.

3.Vesting; Forfeiture.  The vesting and forfeiture provisions applicable to the Award are set forth in Exhibit A hereto.

4.Delivery of Stock.  The Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than 30 days following such vesting) effect delivery of the shares of Stock with respect such vested portion to the Grantee (or, in the event of the Grantee’s death, to the Beneficiary).  No shares of Stock will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such shares of Stock have been complied with to the satisfaction of the Company.

5.Recovery of Compensation.  By entering into this Agreement, the Grantee expressly acknowledges and agrees that in addition to the vesting and forfeiture provisions set forth in Exhibit A hereto, the Award (whether or not vested) is subject to forfeiture, and the Grantee and any permitted transferee will be obligated to return to the Company the value received with respect to the Award (including any gain realized on a subsequent sale or disposition of shares of Stock) in accordance with any clawback or similar policy maintained by the Company, as such policy may be amended and in effect from time to time.

6.Shareholder Rights; Dividends, etc.  Nothing in the Award shall confer upon the Grantee any rights of a shareholder, including without limitation voting rights, with respect to the Stock underlying the Award except as to any shares of Stock actually delivered pursuant to Section 4 above.   Notwithstanding the foregoing, in the event any portion of the Award vests and shares of Stock in respect of such vested portion are delivered pursuant to Section 4 above, the Company shall at the time of such delivery also pay or deliver, or cause to be paid or delivered, cash or other property having a value as determined by the Administrator equal to any dividends paid or other distributions made with respect to such shares during the period that the

Grantee held the corresponding unvested portion of the Award; provided, that the Administrator shall have the discretionary authority, without limiting its other discretionary authority under the Plan and this Award, to determine the form of payment and to make such adjustments as may be required to reflect applicable legal restrictions on distributions or such other matters as the Administrator may determine to be relevant.

7.Certain Tax Matters.    The Grantee shall be responsible for satisfying and paying all taxes arising from or due with respect to the grant or vesting of, and the delivery of shares of Stock under, this Award.  The Company and its Affiliates shall have no liability or obligation relating to the foregoing.

8.Effect on Employment or Service Rights.  Neither the grant of the Award, nor the delivery of shares of Stock under the Award, will give the Grantee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

9.Provisions of the Plan.  This Award is subject to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant of this Award has been furnished or made available to the Grantee.  By accepting this Award, the Grantee agrees to be bound by the terms of the Plan and this Award.  All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

10.Section 409A.  This Award is intended to be exempt from the requirements of Section 409A of the Code and shall be construed accordingly.  Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

The Habit Restaurants, Inc.

By

Dated: [_________________]

The undersigned hereby acknowledges the terms set forth

above and in Exhibit A, and in the Plan, and agrees to be

bound thereby:

___________________________

Dated: [_________________]

Exhibit A

[Specific vesting and forfeiture terms to be specified in each grant]